EXHIBIT 10.9

                                MAF BANCORP, INC.

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made as of the date set forth on the signature page hereof by and between MAF Bancorp, Inc., a Delaware corporation (the "Company"), and the undersigned Optionee ("Optionee"). Except as otherwise indicated or defined in paragraph 1 hereof, all words with initial capitals shall have the same meaning as ascribed to them in the Plan. Optionee acknowledges receipt of a copy of the Plan.

     WHEREAS, the Company desires to grant to Optionee a non-qualified stock option ("Option") to buy shares of the Company's Common Stock, pursuant to the MAF Bancorp, Inc. Incentive Compensation Plan (the "Plan") and this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement:

        (a) "Affiliate" means the Company and any other direct or indirect subsidiary of the Company.

        (b) "Change in Control" shall mean any of the following events:

                (i) a change in control which would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

                (ii) a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

                (iii) without limitation, at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase and completes the purchase of securities, of the Bank or Company representing 20% or more of the Bank's or Company's outstanding securities ordinarily having the right to vote at the election of directors except for (i) any securities purchased by the employee stock ownership plan and trust of the Company or a subsidiary or (ii) any securities of the Bank owned by the Company; or

                (iv) individuals who constitute either the Company's Board of Directors on the date hereof (the "Incumbent Board"), or the Board of Directors of Mid America Bank ("Bank") on the date hereof (the "Bank Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or the Bank Incumbent Board, as the case may be, or whose nomination for election by the stockholders was approved by the Nominating Committee serving under the Incumbent Board or the Bank Incumbent Board, shall be, for purposes of this clause (iv), considered as though such individual was a member of the Incumbent Board or the Bank Incumbent Board, as the case may be; or

                (v) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Company or similar transaction occurs; or

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                (vi) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company and such proxy statement proposal is approved by the shareholders of the Company; or

                (vii) a tender offer is made and completed for 20% or more of the outstanding securities of the Company.

     However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii), (iii), (v) or (vii) above which resulted from an acquisition or proposed acquisition of stock of the Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. ss. 574) (the "Control Regulations"), who was an executive officer of the Company on the date of the adoption of the Plan and who has continued to serve as an executive officer of the Company as of the date of the event described in (i), (ii),
(iii), (v) or (vii) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

        (c) "Resignation" means Optionee's relinquishment of service as an employee or director with the Company and all Affiliates.

        (d) "Retirement" means any Resignation or Termination of employment with the Company and all Affiliates, other than due to death or Termination for Cause, (i) on or after the Optionee's normal retirement date or early retirement date as from time to time set forth under any tax-qualified plan of the Company or any Affiliate which covers the Optionee. In the case of a director who is not an employee, "Retirement" means retirement as a director of the Company and all Affiliates.

        (e) "Termination" means a termination of the employment of Optionee by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, permanent disability (as determined by the Committee in accordance with the Code after receipt of medical advice) or death.

        (f) "Termination Date" means the date on which a Resignation, Termination or Termination For Cause occurs.

        (g) "Termination For Cause" means a termination of the employment of Optionee by the Company or any Affiliate due to:

                (i) The commission of an unlawful or criminal act by Optionee resulting in material injury to the business or property of the Company or Affiliates or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;

                (ii) The commission of an intentional act by Optionee in the performance of Optionee's duties as an employee or director of the Company or any Affiliate amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Affiliates, all as reasonably determined by the Committee;

                (iii) Gross misconduct in, or the continued and willful refusal by the Optionee after written notice by the Company to make himself available for, the performance of the Optionee's duties for the Company or a subsidiary; or

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                (iv) Suspension due to the direction of any authorized bank regulatory agency that the Optionee be relieved of his or her duties and responsibilities to the Company or a subsidiary.

     2. Grant and Designation of Option. Upon the execution and delivery of this Agreement and the related Stock Option Certificate, in each case as of the date set forth on the signature page, and subject to the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Optionee the Option to purchase the aggregate number of shares of Common Stock set forth on the Stock Option Certificate at the price per share ("Option Price") set forth on such Certificate, subject to any adjustment as provided in the Plan. The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     3. Term of Option. Subject to earlier termination, acceleration or cancellation of the Option as provided herein, the term of the Option shall be for a period ten (10) years from the date hereof. Subject to the provisions of this Agreement, the Option shall be exercisable at such times and as to such number of shares as determined on the schedule set forth on the Stock Option Certificate. Upon and after a Change in Control, Optionee shall be entitled to exercise the Option in whole or in part with respect to all of the shares covered thereby.

     4. Method of Exercise.

        (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company (the "Exercise Notice") at its offices at 55th and Holmes Avenue, Clarendon Hills, IL 60514 (or such other offices of the Company which are hereinafter designated by the Company) to the attention of the Secretary of the Company. The Exercise Notice (i) shall state
(A) the election to exercise the Option and (B) the total number of full shares in respect to which it is being exercised, and (ii) shall be signed by the person or persons exercising the Option.

        (b) The Exercise Notice shall be accompanied by the Stock Option Certificate. Optionee shall pay the total amount due resulting from such exercise in any of the following forms: (i) in cash or its equivalent for the full amount of the purchase price of such shares; (ii) by delivery of previously-acquired shares of MAF Bancorp (that have been owned by the Optionee for at least six months prior to the date of exercise, unless otherwise permitted by the Committee) having an aggregate Fair Market Value at the time of exercise equal to the total payment due from Optionee; (iii) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law; or (iv) by a combination of the methods described in (i), (ii) and (iii) above. The Company shall have the power and the right to deduct or withhold, or require an Optionee to pay to the Company the amount, in cash, of any minimum federal, state, or local income, Social Security and Medicare taxes required by law or regulation to be withheld as a result of the exercise, unless Optionee delivers Previously-Acquired Shares or elects to have the Company withhold from the shares purchased, shares having a Fair Market Value equal to such required tax withholding amount. The amount of any tax withholding, whether paid in cash or through the withholding of shares, may not be in excess of the minimum amount of tax required to be withheld. Upon receipt of the foregoing, the Company shall, as soon as practicable, issue the shares of Common Stock as to which the Option has been duly exercised and shall return the Stock Option Certificate, duly endorsed to reflect such exercise, to Optionee.

     5. Restriction on Exercise. This Option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

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     6. Effect of Termination of Employment or Other Relationship. The Option,
to the extent not theretofore exercised, shall terminate on Optionee's Termination Date, except that:

        (a) in the event a Termination Date occurs due to Optionee's Resignation or Termination (other than in circumstances described in paragraphs (b) or (c) below), Optionee may during the 90-day period following such Resignation or Termination exercise the Option to the extent such Option was exercisable on Optionee's Termination Date provided, however, that in no event may the Option be exercised after the expiration of the term of the Option as described in paragraph 3;

        (b) in the event a Termination Date occurs under circumstances that constitute Optionee's Retirement, or in the event of a Termination Date after a Change in Control, Optionee may during the three-year period following such Termination Date exercise the Option, whether or not all or part of the Option was exercisable on Optionee's Termination Date, provided, however, that in no event may the Option be exercised after the expiration of the term of the Option as described in paragraph 3;

        (c) in the event a Termination Date occurs due to Optionee's Termination due to death or Termination or Resignation due to permanent disability, Optionee or, in the event of death, Optionee's representative, may during the three-year period following such Termination or Resignation exercise the Option, whether or not all or part of the Option was exercisable on Optionee's Termination Date, provided, however, that in no event may the Option be exercised after the expiration of the term of the Option as described in paragraph 3; and

        (d) in the event of Optionee's death during the 90-day or three-year period described in paragraphs (a), (b) and (c) above, Optionee's personal representative may, during the remainder of the 90-day or three-year period, as applicable, exercise the Option to the extent the Option was exercisable at the time of Optionee's death, provided, however, that in no event shall any Option be exercised after the expiration of the term of the Option as described in paragraph 3.

        (e) In the event of a Termination For Cause, any unexercised portion of the Option, whether vested or not vested, shall immediately terminate.

     7. Nontransferability of Option.

        (a) Except as provided below, the Option granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, the Option granted to the Optionee pursuant to this Agreement shall be exercisable during his or her lifetime only by such Optionee. Notwithstanding the foregoing, the Optionee may transfer all or a portion of the Option to: (a) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"); (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or; (c) a partnership in which such Immediate Family Members are the only partners, provided that: (i) there may be no consideration for any such transfer; and (ii) subsequent transfers of the transferred Option shall be prohibited except transfers back to the Optionee or those resulting from the death of the Option holder.

       (b) Following a transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of Section 6 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 6 and 3.

     8. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the Option or the acquisition of shares thereunder, Optionee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the

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case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval.

     9. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Optionee at the address set forth on the records of the Company, to the Company at the address set forth or established pursuant to paragraph 4, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Optionee may not assign any of Optionee's rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

     14. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     15. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

     16. Rights of Employment. In no event shall the granting of this Option or Optionee's acceptance hereof give or be deemed to give Optionee any right to be retained as an employee of the Company.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the ____ day of __________, 200__.

                                           MAF BANCORP, INC.


                                           By: _______________________________

                                           Its: ______________________________



                                           OPTIONEE


                                           ___________________________________
                                           Printed Name:______________________


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CERTIFICATE NUMBER                                             NUMBER OF SHARES
       [GRANT NO.]                                             [OPTIONS GRANTED]


                                MAF BANCORP, INC.

                            STOCK OPTION CERTIFICATE

     THIS CERTIFIES THAT ________________ has been awarded a NON-QUALIFIED STOCK OPTION to purchase X,XXX shares of Common Stock, $.01 par value, of MAF BANCORP, INC. (the "Company") at a price per share of $XX.XX (which is the average of the high and low trading price of the Company's Common Stock on the date hereof and which shall for all purposes constitute the "Fair Market Value"), subject to the terms and conditions of this Certificate, the related Stock Option Agreement and the MAF Bancorp, Inc. Incentive Compensation Plan ("Incentive Compensation Plan").

     Subject to earlier termination as provided in the Stock Option Agreement or Incentive Compensation Plan, this OPTION shall expire ten (10) years from the date of this Certificate. Except as may be otherwise provided in the Stock Option Agreement or Incentive Compensation Plan, this OPTION shall be exercisable as to all or a portion of the number of shares set forth above as follows:

      ON AND AFTER THE FOLLOWING
      DATES, BUT PRIOR TO EXPIRATION             CUMULATIVE SHARES VESTED





     IN WITNESS WHEREOF, MAF BANCORP, INC. has caused this Stock Option Certificate to be signed by its duly authorized officer this ___ day of ____________, 200__.

                                         By: __________________________________

                                         Its: _________________________________

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